UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 22, 2009

ALCO ENERGY CORP.

(Exact Name of small business issuer as specified in its charter)

Nevada

(State of Incorporation)

333-146441

(Commission File No.)

75-3260541

(IRS Employer ID Number)

Sickingenstrasse 18, Heidelberg, Germany, 69126

(Address of principal executive offices)

+49 6221 7195661

(Registrant's telephone number, including area code)

2nd Floor, 2810 Matheson Blvd., Mississauga, ON, L4W 4X7

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 20, 2009, Bill Akrivos resigned all of his director and officer positions.

On May 20, 2009, Andreas Klimm was appointed as President, Secretary, and Chief Financial Officer.

Andreas Klimm, Director

Mr. Andreas Klimm has 14 years of experience in the United States American financial markets. He was involved in many M&A operations in greater China and has a sound experience in the particularities of Chinese companies interested in US American investments. His broad knowledge of the inner workings of the US Stock Markets and his wide network of CEO´s of companies in China looking for investments are an indispensable resource for the company. His profound trading competencies and knowledge about trading patterns is essential for the success of the planned going public of the subsidiaries. He previously served for public listed Companies and was responsible for Investor and Public Relations in Europe with main focus Germany.

Item 9.  Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALCO ENERGY CORP.

By:  /s/ Andreas Klimm

Andreas Klimm

President

Date: May 20, 2009

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